EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement of OutSource International, Inc., as filed with the Securities and Exchange Commission on Form S-8 dated June 17, 1998, of our report dated July 10, 1998, related to the financial statements of Resource Dimensions, Inc. and appearing in the Current Report on Form 8-K/A, dated July 28, 1998, of OutSource International, Inc.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
July 28, 1998